EXHIBIT 1.6

DISTRIBUTION AGREEMENT

July 10, 2003

Banc One Capital Markets, Inc.

1 Bank One Plaza

21st Floor, Suite 1L1-0491

Chicago, IL 60670

Attention: Sudheer Tegulapalle

Ladies and Gentlemen:

Puget Energy, Inc., a Washington corporation (the “Company”), confirms its agreement with Banc One Capital Markets, Inc., as agent (“you” or the “Agent”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, up to an aggregate of 3,500,000 shares (the “Maximum Number of Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. Such shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-82940-02) for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), and the offering of the Shares from time to time in accordance with Rule 415 under the Act, and, if necessary, the Company will file such post-effective amendments thereto as may be required prior to any sale of Shares by the Company. Such registration statement has been declared effective by the Commission and is referred to herein (as it may be amended from time to time, if applicable) as the “Registration Statement.” The final prospectus and all applicable amendments or supplements thereto, in the form first furnished to the Agent, are collectively referred to herein as the “Prospectus.” All references to the “Registration Statement” and the “Prospectus” also shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”); provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” also shall be deemed to include the Rule 462(b) Registration Statement. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Company after the registration statement became effective which omitted information to be included in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Agent agree as follows:

1.    Issuance and Sale.

(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein and provided the Company provides the Agent with any due diligence materials and information requested by the Agent necessary for the Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (A) with respect to purchases by the Agent as principal, the Company and the Agent shall enter into an agreement regarding the number of Shares to be purchased by the Agent and the manner in which and other the terms upon which such sale is to occur (each such transaction being referred to as a “Principal Transaction”), and (B) with respect to purchases by the Agent as agent, the Company and the Agent shall enter into an agreement regarding the number of Shares to be placed by the Agent and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) December 31, 2004, (y) the date on which the Maximum Number of Shares have been issued and sold pursuant to the Agreement and (z) the termination of this Agreement pursuant to Section 9 or 10 (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange, Inc.

(b)	Subject to the terms and conditions set forth below, the Company appoints the Agent as Agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agent will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). The Company and the Agent agree that any Shares, the placement of which the Agent arranges, shall be placed by such Agent in reliance on the representations, warranties, covenants and agreements of the Company contained herein and shall be subject to the terms and conditions set forth herein and in the applicable Transaction Notice. The Agent shall not have any obligation to enter into an Agency Transaction and shall only be obligated to endeavor, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company if and when such an Agency Transaction is entered into between the Agent and the Company pursuant to Section 3 below.

(c)	Except in the case of an Agency Transaction executed pursuant to Section 1(d) below, following acceptance of a Transaction Notice by the Company, the Agent will communicate to the Company, orally, each offer to purchase Shares solicited by such Agent on an agency basis. The Agent shall have the right, in its sole discretion, reasonably exercised, to reject any proposed purchase of Shares, as a whole or in part, by persons solicited by the Agent and any such rejection shall not be deemed a breach of the Agreement contained herein. The Company may accept or reject any proposed purchase of the Shares, in whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

(d)	The Company and the Agent may agree that the Shares to be placed by the Agent in an Agency Transaction shall be sold in a manner constituting an “at-the-market offering” as defined in Rule 415 promulgated under the Act. In such case, the Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day no later than the opening of trading on the immediately following Exchange Business Day.

(e)	The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares has been solicited by the Agent and accepted by the Company. If the Company shall default on its obligation to deliver Shares to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to such Agent any fee to which it would otherwise be entitled in connection with such sale.

2.    Purchases as Principal.

(a)	Any purchases of Shares to be made by the Agent in a Principal Transaction shall be expressly agreed on by the Company and the Agent. Except to the extent otherwise agreed in writing by the Agent, the Agent’s commitment to purchase Shares as principal shall be deemed to have been made on the basis of the representations, warranties and covenants contained herein and shall be subject to the terms and conditions set forth herein and in the applicable Transaction Notice.

(b)	For each Principal Transaction, the Company shall sell to the Agent, and the Agent agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth below and in the applicable Transaction Notice. The Agent intends to resell the Shares purchased under this Agreement in transactions constituting an “at-the-market offering” as defined in Rule 415 promulgated under the Act or in such other manner as may be provided in the Prospectus and agreed in the applicable Transaction Notice, and may engage in sales of Common Stock, including short sales, in advance of or on the Purchase Date (as defined below) for any Shares deliverable pursuant to a Transaction Notice.

(c)	Neither the Company nor the Agent shall have any obligation to enter into a Principal Transaction and shall only be obligated, as provided herein and in the applicable Transaction Notice, to sell Shares to the Agent or purchase Shares from the Company, as applicable, if and when such a Principal Transaction is entered into between the Agent and the Company pursuant to Section 3 below.

3.    Transaction Notices.

(a)	The Company may, from time to time during the Term, propose to the Agent that they enter into an Agency Transaction or Principal Transaction to be executed on a specified Exchange Business Day. If the Agent agrees to the terms of such proposed Transaction or if the Company and the Agent mutually agree to modified terms for such proposed Transaction, then the Agent shall promptly send to the Company a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. If the Company wishes such proposed Transaction to become a binding agreement between it and the Agent, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Agent or sending a written notice to the Agent (by any means permissible under Section 12 hereof) indicating its acceptance; provided that the Agent may specify a time by which such acceptance must be received in order for the Agent to be bound thereby. The terms reflected in a Transaction Notice shall become binding on the Agent and the Company only if accepted by the Company. In the event of a conflict between the terms of this Agreement and the terms of a Transaction Notice, the terms of the Transaction Notice will control. Each Transaction Notice shall specify, among other things:

(i)	whether the Transaction is an Agency Transaction or a Principal Transaction;

(ii)	the Exchange Business Day on which the Shares subject to such Agency or Principal Transaction are intended to be sold (the “Purchase Date”);

(iii)	the minimum price, if any, at which Shares may be sold;

(iv)	unless otherwise agreed by the parties, the number of Shares that the Company intends to sell (the “Specified Number of Shares”) on such Purchase Date, which shall be no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Transaction Notice, except as otherwise agreed in writing by the Agent in its sole discretion; and

(v)	whether the Company will grant the Agent the right to elect to purchase additional Shares in accordance with subsection (c) below.

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares. The Company shall have responsibility for maintaining records with respect to the aggregate principal amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. The Company may propose only one Transaction and agree to only one Transaction Notice with respect to any Purchase Date. A

Transaction Notice conforming to the foregoing requirements, once accepted by the Company, shall be irrevocable (unless otherwise specified in such Transaction Notice), and the Company shall be obligated to sell the Specified Number of Shares (subject to increase pursuant to paragraph (c) below) and the Agent shall be obligated, subject to the terms of and satisfaction of the conditions set forth in this Agreement and such Transaction Notice, including but not limited to Section 1(e), to (x) in case of an Agency Transaction, use its commercially reasonable efforts to solicit offers for the Shares, and (y) in case of Principal Transactions, purchase such Shares in accordance with the terms and conditions of this Agreement and such Transaction Notice. Notwithstanding the foregoing, if the terms of any Agency or Principal Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Agent shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)	Unless otherwise specified in a Transaction Notice, the Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time on such acceptance date); provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York time) on an Exchange Business Day (or by such later time as the Agent may agree in its sole discretion), the Purchase Date in respect of such Shares shall be such date of acceptance. For Principal Transactions, the price per Share for the sale and purchase of any such Shares pursuant to this Agreement shall be the price per Share agreed upon between the Company and the Agent in the Transaction Notice, which price shall be based on the volume weighted average price of the Shares as reported by Bloomberg LP (the “Gross Sale Price”), less the Agent’s commission of 2.25% of the Gross Sale Price for all Shares sold and purchased as principal on such Purchase Date. For Agency Transactions, the commission shall be 2.25% of the Gross Sale Price.

(c)	If specified in a Transaction Notice for a Principal Transaction, the Agent will have the option to elect, by notice to the Company delivered not later than 4:30 p.m. (New York time) on the relevant Purchase Date, to increase the number of Shares to be sold by the Company and purchased by the Agent acting as principal on such Purchase Date, provided that such number of Shares to be sold by the Company shall not exceed two times the Specified Number of Shares; and provided further that such number of Shares to be sold by the Company, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, shall not exceed the Maximum Number of Shares. The Specified Number of Shares to be sold by the Company on any Purchase Date, as it may be increased pursuant to this paragraph (c), is hereinafter referred to as the “Purchased Number of Shares” in respect of such Purchase Date.

(d)	Unless otherwise specified in a Transaction Notice, if the Purchased Number of Shares for any Purchase Date exceeds 50% of the total number of shares of Common Stock traded on the Exchange during regular trading hours on the Purchase Date, the Purchased Number of Shares shall be reduced to 50% of such total number of shares traded.

(e)	Payment of the purchase price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to an account designated by the Company against delivery of such Shares to: (x) the accounts specified in writing by the Agent for sales made by the Agent acting as agent, or (y) the Agent through the facilities of the Depository Trust Company for purchase from the Company by the Agent acting as principal. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day following each Purchase Date (the “Closing Date”). If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify the Agent and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that the Agent may incur as a result of such failure.

4.    Representations and Warranties of the Company. The Company represents and warrants to the Agent, on and as of (i) the date hereof, (ii) each date on which the Company delivers a Transaction Notice to the Agent, (iii) each Purchase Date, and (iv) each Closing Date (each such date listed in (i) through (iv), a “Representation Date”) that:

(a)	the Common Stock is registered pursuant to Section 12(b) of the 1934 Act. The Common Stock is currently listed and quoted on the Exchange under the trading symbol “PSD”. The Company (i) meets the requirements for use of Form S-3 under the Act and the rules and regulations thereunder (“Rules and Regulations”) for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the 1934 Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the 1934 Act for a period of more than twelve (12) calendar months and if, during such period, the Company has relied on Rule 12b-25(b) under the 1934 Act (“Rule 12b-25(b)”) with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b). Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company, and the Company will use reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission. Copies of all filings made by the Company under the Act which are incorporated by reference (or deemed to be incorporated) into the Prospectus on or prior to date hereof have been delivered to Morrison & Foerster LLP, counsel to the Agent (“Counsel to the Agent”);

(b)	each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the Commission and at each Representation Date, conformed or will conform in all material respects with the requirements of the Act; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission and at each Representation Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company by the Agent specifically stating that it is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto;

(c)	the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto (the “Disclosure Documents”), when they became effective under the Act or were filed with the Commission under the 1934 Act, as the case may be, conformed in all material respects with the requirements of the Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing will not apply to statements or omissions in any such document made in reliance on information furnished to the Company by the Agent specifically stating that it is intended for use in any such document;

(d)	the consolidated financial statements and financial schedules of the Company and its subsidiaries, including Puget Sound Energy, Inc., a Washington corporation wholly-owned by the Company (“PSE”), and its subsidiaries, together with the related notes set forth or incorporated by reference in the Registration Statement and Prospectus, have been and will be prepared in accordance with Regulation S-X under the Act and with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present and will fairly present the consolidated financial position of the Company and PSE as of the dates thereof and the results of its operations and cash flows for the periods then ended

(subject, in the case of unaudited statements, to normal year-end adjustments). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and its subsidiaries, in each case including the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act;

(e)	the Company has been duly incorporated and is validly existing as a corporation under the laws of the state of Washington with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not reasonably be expected to have a material adverse effect on (i) the consolidated business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) the transactions contemplated hereby, (iii) the Shares or (iv) the ability of the Company to perform its obligations under this Agreement (collectively, a “Material Adverse Effect”). The Company has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Counsel to the Agent;

(f)	(1) each direct or indirect subsidiary of the Company, including PSE (each a “Subsidiary” and collectively “Subsidiaries”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it;

(2)    the Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) as of the date of this Agreement, other than PSE, although the Company anticipates that InfrastruX Group, Inc. (“InfrastruX”) will be a “significant subsidiary” in the future (collectively with PSE, the “Material Subsidiaries”). The Material Subsidiaries are the Company’s only direct Subsidiaries. Complete and correct copies of the articles of incorporation and of the bylaws of the Material Subsidiaries and all amendments hereto have been delivered to Counsel to the Agent;

(3)    all of the outstanding shares of common stock of each of the Material Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of common stock of PSE are wholly owned by the Company, and all of the outstanding shares of capital stock of the Material Subsidiaries owned by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims (collectively, “Encumbrances”), except such (i) as are described in the Prospectus or (ii) that do not singly or in the aggregate materially affect the value of such capital stock or the Company’s ownership interest in such capital stock. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of common stock of PSE are outstanding;

(g)	the Company has an authorized capitalization as set forth in its most recent Annual Report on Form 10-K and will have an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws. Except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of Common Stock are outstanding;

(h)	the Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all Encumbrances; the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Shares will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented. Neither the shareholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the Shares or other rights to purchase or receive any of the Shares, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Shares;

(i)	subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, and (ii) there has not been any development that has caused a Material Adverse Effect, or any development reasonably likely to cause a Material Adverse Effect;

(j)	except as set forth in the Prospectus, there is no claim, litigation or administrative proceeding or inquiry pending, or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries, or, to the Company’s knowledge, against any officer, director or employee of the Company or any Subsidiary in connection with such person’s employment therewith that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(k)	there are no legal or governmental proceedings, contracts or documents of the Company or any of its Subsidiaries that are required to be described in or filed as exhibits to the Registration Statement or any of the documents incorporated by reference therein by the Act or the 1934 Act or by the rules and regulations of the Commission thereunder that have not been so described or filed as required;

(l)	subject to approval of each Transaction Notice by the Company’s Board of Directors (or duly authorized committee thereof), all necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether applied in a proceeding at law or in equity);

(m)	neither the Company nor any of its Subsidiaries is in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any indenture, mortgage, deed of trust, loan or credit agreement or any provision of any instrument or contract to which it is a party or by which it is bound, except for such violations or defaults that, individually and collectively, would not reasonably be expected to result in a Material Adverse Effect;

(n)	executing and delivering this Agreement and the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in (i) a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of the property of the Company or any of its Subsidiaries is subject, except for such breaches or violations that would not reasonably be expected to have a Material Adverse Effect, (ii) a violation of the Company’s charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of its properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect, or (iii) the creation of any Encumbrance upon any assets of the Company or of any of its Subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a “poison pill” provision or otherwise), on the part of holders of the Company’s securities or any other person;

(o)	the Company and its Subsidiaries are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except for such violations or noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(p)	the Company and its Subsidiaries possess such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct their business as described in the Prospectus except for licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights, the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have not received any notice of proceedings or investigations relating to the revocation or modification of any such licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except the filing with the Commission of the Registration Statement (including the Prospectus) and amendments and supplements to the Registration Statement and Prospectus related to the issue and sale of the Shares and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or made or as may be required under state securities or blue sky laws;

(q)	except as described in the Prospectus, to the best of the Company’s knowledge, the Company carries, or is covered by, insurance in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries;

(r)	except as described in the Prospectus, the Company and each Subsidiary have obtained all material environmental permits, licenses and other authorizations required by federal, state, foreign and local law in order to conduct their businesses as described in the Prospectus; the Company and each Subsidiary are conducting their businesses in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectus, neither the Company nor any Subsidiary is in violation of any federal, state, foreign or local law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials except for such violations or noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(s)	PricewaterhouseCoopers LLP, which has audited the financial statements of the Company and its Subsidiaries included in the Prospectus, is an independent public accountant as required by the Act;

(t)	on each Representation Date, the Company shall be deemed to have confirmed that the Company has complied with all of the agreements to be performed by it hereunder at or prior to such date;

(u)	the Company and each Material Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(v)	the form of certificates evidencing the Shares (to the extent such Shares are certificated) is in due and proper form and complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the Exchange;

(w)	the Prospectus in paper format delivered to the Agent for use in connection with this offering will be identical in all material respects to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(x)	the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y)	except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary (other than minority interests in InfrastruX), or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations (other than minority interests in InfrastruX), or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options (other than minority interests in InfrastruX);

(z)	each of the Company, the Material Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(aa)	the Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the National Association of Securities Dealers, Inc. (the “NASD”);

(bb)	the Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(cc)	any certificate signed by any officer of the Company or any Subsidiary delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby;

(dd)	to the Company’s knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity;

(ee)	no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders,

customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described;

(ff)	with such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all Encumbrances, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

(gg)	each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon, except such taxes and related tax returns that are being contested in good faith; and, no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities;

(hh)	neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any agent, officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) received or retained any funds in violation of law or of a character required to be disclosed in the Prospectus;

(ii)	in connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act; and

(jj)	the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

5.    Certain Covenants of the Company. The Company hereby agrees with the Agent:

(a)	during any period of time in which either a Transaction Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Act, to furnish to the Agent a copy of each such proposed amendment or supplement to the Registration Statement or the Prospectus (other than documents deemed to be incorporated by reference in the Registration Statement or Prospectus and prospectus supplements relating to the offering of securities, other than the Shares, registered under the Registration Statement) before filing any such amendment or supplement with the Commission;

(b)	during any period of time in which either a Transaction Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Act, to make no post-effective amendment or supplement to the Registration Statement or the Prospectus (other than documents deemed to be incorporated by reference in the Registration Statement or Prospectus and prospectus supplements relating to the offering of securities, other than the Shares, registered under the Registration Statement) which shall have been reasonably disapproved by the Agent by notice in writing to the Company after notice thereof and reasonable opportunity to review and comment thereon;

(c)	during any period of time in which either a Transaction Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Act, prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s opinion, may be necessary or advisable in connection with the distribution of the Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement);

(d)	to prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by the Agent and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) under the Act and to provide copies of such Prospectus Supplement to the Agent via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agent and, at the Agent’s request, to also furnish copies of the Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market;

(e)	during any period of time in which either a Transaction Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Act, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, and during such same period to advise the Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, or the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or Prospectus or for additional information; and

(f)	in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

(g)	to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(h)	to advise the Agent promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement;

(i)	to make available to the Agent in Chicago, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Agent may reasonably request for the purposes contemplated by the Act; and for so long as this Agreement is in effect, the Company will prepare and file promptly, subject to Section 5(b) hereof, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act; and, at the Agent’s request, Company will furnish copies of the Prospectus to each exchange or market on which sales of Shares may be made;

(j)	to furnish to the Agent during the Term copies of all annual, quarterly and current reports filed with the Commission on Forms

10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission; and to furnish to the Agent from time to time during the Term such other information as the Agent may reasonably request regarding the Company or the Subsidiaries; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s principal offices and (ii) during the Company’s ordinary business hours;

(k)	if at any time during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Act, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act, prompt notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Shares in the Agent’s capacity as agent and to cease sales of any Shares the Agent may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements;

(l)	to generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) under the Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares;

(m)	to furnish to the Agent two signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein;

(n)	to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(o)	except as otherwise agreed between the Company and the Agent, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Agent, (v) the listing of the Shares on the Exchange and any registration thereof under the 1934 Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the fees and disbursements of counsel to the Agent in connection therewith, (vii) all other fees and disbursements of counsel to the Company and counsel to the Agent, and (viii) the performance of the Company’s other obligations hereunder; provided that the Agent shall be responsible for any transfer taxes on resale of Shares by it;

(p)	to use its commercially reasonable efforts to cause the Shares to be listed on the Exchange; and

(q)	to use its commercially reasonable efforts to satisfy, or cause to be satisfied, the conditions set forth below in Section 8 on or in respect of each Closing Date hereunder.

6.    Execution of Agreement. The Agent’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:

(a)	the Company shall have delivered to the Agent:

(i)	an officer’s certificate signed by an officer of the Company certifying as to the matters set forth in Exhibit B hereto;

(ii)	an opinion of Perkins Coie LLP, counsel for the Company, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit C hereto, with only such departures from such form as Morrison & Foerster LLP, counsel for the Agent, shall have approved;

(iii)	a letter of PriceWaterhouseCoopers dated the date of this Agreement and addressed to the Agent, in a form reasonably satisfactory to the Agent and its counsel;

(iv)	evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement has become effective; and

(v)	such other documents as the Agent shall reasonably request; and

(b)	The Agent shall have received the favorable opinion of Morrison & Foerster LLP as to the matters set forth in Exhibit D hereto.

7.    Additional Covenants of the Company. The Company further covenants and agrees with the Agent as follows:

(a)	Each acceptance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at the time of such delivery, and an undertaking that such representations and warranties will be true and correct at the time of the consummation of the purchase by the Agent, and at the time of delivery to the Agent of Shares pursuant to the Transaction Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to the time of such Transaction Notice); on each date during any period of time in which either a Transaction Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Act, the Company shall be deemed to affirm that the representations and warranties of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented at and as of such time).

(b)	At any time selected by the Company on or following the date on which the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding (i) any prospectus supplement relating solely to the offering of Shares pursuant to a Transaction Notice and (ii) any amendment or supplement that relates directly to an offer other than the offer of Shares hereunder) (each such amendment or supplement, a “Certificate Triggering Event”), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate, in form satisfactory to the Agent, to the effect that the statements contained in the certificate referred to in Section 6(a)(i) hereof are true and correct in all material respects as of the date of such certificate, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to Section 6(a)(i) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (either such certificate, a “Current Certificate”); provided, however, that if as of the date on which the Company delivers its acceptance of a Transaction Notice, a Certificate Triggering Event has occurred and a Current Certificate has not yet been furnished to the Agent on, or subsequent to, the date of such Certificate Triggering Event, then a Current Certificate shall be furnished to the Agent no later than one Exchange Business Day after delivery of such acceptance of the Transaction Notice; and provided, further, that during the period in which a prospectus relating to the Shares is required to be delivered by the Agent under the Act, a Current Certificate shall be furnished to the Agent no later than one Exchange Business Day after each Certificate Triggering Event that occurs during such period. Any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise since the date of the last such certificate previously delivered to the Agent;

(c)	At any time selected by the Company on or following the date on which the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding (i) any prospectus supplement relating solely to the offering of Shares pursuant to a Transaction Notice and (ii) any amendment or supplement that relates directly to an offer other than the offer of Shares hereunder) (each such amendment or supplement, an “Opinion Triggering Event”), the Company shall furnish or cause to be furnished forthwith to the Agent an opinion of Perkins Coie LLP, or other counsel satisfactory to the Agent, in the form of Exhibit E hereto, with only such departures from such form as Counsel to the Agent shall have approved (each, a “Current Opinion”); provided, however, that if as of the date on which the Company delivers its acceptance of a Transaction Notice, an Opinion Triggering Event has occurred and a Current Opinion has not yet been furnished to the Agent on, or subsequent to, the date of such Opinion Triggering Event, then a Current Opinion shall be furnished to the Agent no later than one Exchange Business Day after delivery of such acceptance of the Transaction Notice; and provided, further, that during the period in which a prospectus relating to the Shares is required to be delivered by the Agent under the Act, a Current Opinion shall be furnished to the Agent no later than one Exchange Business Day after each Opinion Triggering Event that occurs during such period; and

(d)	At any time selected by the Company on or following the date on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (including by the filing of any document incorporated by reference therein) (each such amendment or supplement, a “Comfort Letter Triggering Event”), the Company shall cause PricewaterhouseCoopers to furnish to the Agent a letter of the same tenor as the letter referred to in Section 6(a)(iv) hereof, but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter (each, a “Current Comfort Letter”); provided, however, that if as of the date on which the Company delivers its acceptance of a Transaction Notice, a Comfort Letter Triggering Event has occurred and a Current Comfort Letter has not yet been furnished to the Agent on, or subsequent to, the date of such Comfort Letter Triggering Event, then a Current Comfort Letter shall be furnished to the Agent no later than one Exchange Business Day after delivery of such acceptance of the Transaction Notice; and provided, further, that during the period in which a prospectus relating to the Shares is required to be delivered by the Agent under the Act, a Current Comfort Letter shall be furnished to the Agent no later than one Exchange Business Day after each Comfort Letter Triggering Event that occurs during such period.

(e)	The aggregate market value of the Shares sold pursuant to this Agreement, together with all shares of Common Stock, subject to Registration Statement, that may be sold by the Company pursuant to the terms of any other “at-the-market offering” (as such term is defined in Rule 415 of the Act), including, without limitation, pursuant to the Controlled Equity OfferingSM Sales Agreement, dated July 10, 2003, between the Company and Cantor Fitzgerald & Co., shall not exceed 10% of the aggregate market value of the Company’s outstanding voting stock held by non-affiliates of the Company (calculated as of a date within 60 days prior to the date of the filing of the Registration Statement).

(f)	Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Exchange Business Day immediately prior to the Purchase Date and ending on the fifth (5th) Exchange Business Day immediately following the Closing Date with respect to Shares sold pursuant to a Transaction Notice; provided, however, that such restriction shall not apply with respect to the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, direct stock purchase plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company now in effect, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding.

8.    Conditions of Agent’s Obligation to Purchase Shares. The Company’s right to accept a Transaction Notice and the Agent’s obligation to, as the case may be, solicit purchases on an agency basis for, or purchase, the Shares pursuant to a Transaction Notice shall be subject to the satisfaction of the following conditions at the time of acceptance of the Transaction Notice, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

(a)	the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all material respects;

(b)	the Company shall have performed and observed its covenants and other obligations hereunder in all material respects;

(c)	from the date of acceptance of the Transaction Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended;

(d)	the Shares to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance;

(e)	the Company shall furnish evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement has become effective; and

(f)	no amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Agent shall have objected in writing.

9.    Termination by Agent. The obligations of the Agent hereunder shall be subject to termination at any time in the sole and absolute discretion of the Agent, (a) if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) there has since the date hereof occurred an outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agent, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) trading in any securities of the Company has been suspended by the Commission or by the NASD or if trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) a banking moratorium has been declared by federal or New York authorities, and (b) in the case of any of the events specified in clauses (i) through (v), such event, singly or together with any other such events, makes it, in the reasonable judgment of the Agent, impracticable or inadvisable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

If the Agent elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by telephone, promptly confirmed by facsimile. If a Transaction Notice is pending at the time of termination, the Agent may declare such Transaction Notice void or may require the Company to complete the sale of Shares as specified in the Transaction Notice, at the Agent’s sole discretion.

If the solicitation of purchases on an agency basis or purchase by the Agent as principal of the Shares, as contemplated by this Agreement, is not carried out by the Agent for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and the Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

The Agent may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination.

10.    Termination by Company. The Company may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Agent. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m) and 11 hereof shall remain in full force and effect notwithstanding such termination.

11.    Indemnity and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless the Agent, its directors and officers and any person who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Agent or any such person may incur under the Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term “Prospectus” for the purpose of this Section 11 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as it may be amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Agent to the Company expressly for use with reference to the Agent in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact by the Agent in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Agent, its directors and officers or any person who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, or the successors and assigns of any of the foregoing persons, if the Agent failed to deliver a Prospectus, as then amended and supplemented, to the person asserting any losses, damages, expenses liabilities or claims caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as amended and supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Agent or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Agent or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Agent or any such person or otherwise. The Agent or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Agent or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company, in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, in any of which events such reasonable fees and expenses shall be borne by the Company and paid as incurred, it being understood, however, that the Company shall not be liable for the reasonable expenses of more than one separate counsel, in addition to any local counsel, in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Agent and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Exchange Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)	The Agent agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Agent to the Company expressly for use with reference to the Agent in the Registration Statement, as amended by any post-effective amendment thereof by the Company, or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Agent in writing of the institution of such Proceeding and the Agent shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Agent shall not relieve the Agent from any liability which the Agent may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Agent in connection with the defense of such Proceeding or the Agent shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Agent (in which case the Agent shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Agent may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Agent), in any of which events such reasonable fees and expenses shall be borne by the Agent and paid as incurred (it being understood, however, that the Agent shall not be liable for the reasonable expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Agent shall not be liable for any settlement of any such Proceeding effected without the written consent of the Agent but if settled with the written consent of the Agent, the Agent agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 Exchange Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request before the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)	If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Agent, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Agent and distributed to the public were offered to the public exceeds the amount of any damage which the Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Agent, its directors or officers or any person (including each officer or director of such person) who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Agent agree promptly to notify each other of the commencement of any Proceeding against it and, against any of their respective officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

12.    Notices. All notices hereunder shall be in writing and delivered by hand, overnight courier, mail or facsimile, and if to the Agent, shall be sufficient in all respects if delivered to Banc One Capital Markets, Inc., Chicago, with separate copies to the attention of Sudheer Tegulapalle and Chris Maher, Facsimile No. (312) 732-3331, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at P.O. Box 97034, Bellevue, Washington 98009-9734, Attention: Donald E. Gaines, Vice President Finance & Treasurer, with separate copies to the attention of: Elizabeth Rice, Assistant Treasurer, Facsimile No. (425) 462-3490. Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company by facsimile at (425) 462-3300, Attention: Donald E. Gaines, with separate copies by facsimile at (425) 462-3490, Attention Elizabeth Rice, and receipt confirmed by telephone at (425) 462-3870 and an acceptance of a Transaction Notice shall be delivered to the Agent by facsimile at (312) 732-3331, Attention: Sudheer Tegulapalle and Chris Maher and receipt confirmed by telephone to Sudheer Tegulapalle at (312) 732-4720 and, if he is unavailable, to Chris Maher at (312) 732-4720. Each party to the Agreement may change such address or facsimile number for notices by sending to the parties to the Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on an Exchange Business Day or, if such day is not an Exchange Business Day, on the next succeeding Exchange Business Day, (ii) on the next Exchange Business Day after timely delivery to a nationally-recognized overnight courier or (iii) on the Exchange Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

13.    Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.    Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Banc One Capital Markets, Inc. or any indemnified party. Each of Banc One Capital Markets, Inc. and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15.    Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Agent and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Agent) shall acquire or have any right under or by virtue of this Agreement.

16.    Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

17.    Successors and Assigns. This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Agent’s respective businesses and/or assets.

18.    Miscellaneous. Banc One Capital Markets, Inc., an indirect, wholly owned subsidiary of Bank One Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Bank One Corporation. Because Banc One Capital Markets, Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by Banc One Capital Markets, Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of Bank One Corporation, and are not otherwise an obligation or responsibility of a branch or agency of Bank One Corporation.

A lending affiliate of Banc One Capital Markets, Inc. may have lending relationships with issuers of securities underwritten or privately placed by Banc One Capital Markets, Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by Banc One Capital Markets, Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of Banc One Capital Markets, Inc.

Banc One Capital Markets, Inc. and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that Banc One Capital Markets, Inc. is acting as Agent pursuant to this Agreement.

If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Agent.

Very truly yours
PUGET ENERGY, INC.
By: /s/ Donald E. Gaines
Name: Donald E. Gaines
Title: Vice President Finance & Treasurer

Accepted and agreed to as of the

date first above written:

BANC ONE CAPITAL MARKETS, INC.
By: /s/ J.D. Cronin
Name: J.D. Cronin
Title: Managing Director

Exhibit A

[BOCM Letterhead]

                        , 200

Donald E. Gaines

Vice President Finance & Treasurer

Puget Energy, Inc.

P.O. Box 97034

Bellevue, WA 98009-9734

VIA FACSIMILE

TRANSACTION NOTICE

Dear Don:

This Notice sets forth the terms of the agreement of Banc One Capital Markets, Inc. (“BOCM”) with Puget Energy, Inc., a Washington corporation (the “Company”) relating to the issuance of up to              shares of the Company’s common stock, par value $0.01 per share pursuant to the Distribution Agreement between the Company and BOCM, dated July             , 2003 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with BOCM to engage in the following transaction:

Type of Transaction:	[Agency or Principal Transaction]
Number of Shares to be Sold:
Minimum Price at which Shares may be Sold:
Date(s) on which Shares may be Sold: (“Purchase Date”)
Discount/Commission:
Manner in which Shares are to be Sold:	[Specify “at-the-market” or other method]
Option to purchase additional Shares pursuant to Section 3(c) of Agreement:	[Applicable or Not Applicable]

The Transaction set forth in this Notice will not be binding on the Company or BOCM unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor BOCM will be bound by the terms of this Notice unless the Company delivers its Acceptance by              am/pm (New York time) on [the date hereof/            , 200_].

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,
BANC ONE CAPITAL MARKETS, INC.
By:
Name:
Title:

ACCEPTED as of the date

first above written

PUGET ENERGY, INC.
By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

Exhibit B

Officer’s Certificate

1.	The representations and warranties of the Company in the Distribution Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof; and

3.	The Company’s Registration Statement (File No. 333-82940-02) under the Securities Act of 1933 has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and, to the best of my knowledge, no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission (the “Commission”); and all requests for additional information on the part of the Commission have been complied with.

Exhibit C

Form of Initial Opinion of Perkins Coie LLP

i.	The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington. Each of Puget Sound Energy, Inc. and InfrastruX Group, Inc. (collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

ii.	The Company has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus. Each of the Subsidiaries has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus.

iii.	The Company and each Subsidiary is qualified to do business in the states set forth on Schedule A hereto.

iv.	The Distribution Agreement has been duly authorized, executed, and delivered by the Company.

v.	The execution and delivery of the Distribution Agreement by the Company will not result in the violation by the Company of its Articles of Incorporation or Bylaws, the Articles of Incorporation or Bylaws of either of the Subsidiaries or the Washington Business Corporation Act or any federal or Washington state statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein) or in the breach of or a default under any of the agreements listed on the Exhibit Index to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and to the best of our knowledge no consent, approval, authorization or order of, or filing with, any federal or Washington state court or governmental agency or body is required for the consummation of the issuance and sale of the Shares by the Company pursuant to the Distribution Agreement, except such as have been obtained under the Act and such as may be required under state securities laws.

vi.	The Shares to be issued and sold by the Company pursuant to the Distribution Agreement have been duly authorized, and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Distribution Agreement and a Transaction Notice approved by the Company’s Board of Directors (or a duly authorized committee thereof) and accepted by a duly authorized officer of the Company, will be validly issued, fully paid and nonassessable and, to the best of our knowledge, free of preemptive rights.

vii.	The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.

viii.	The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto filed on or before the date hereof (other than any amendment or supplement which directly relates to an offer other than the offer of Shares pursuant to the Distribution Agreement), on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, and each of the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, in each case, filed on or before the date hereof, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any other document. In passing upon the compliance as to form of the Registration Statement and the Prospectus and any other document, we have assumed that the statements made and incorporated by reference therein are correct and complete.

ix.	The statements set forth in the Prospectus under the captions “Description of Capital Stock” and “Plan of Distribution,” insofar as such statements constitute a summary of legal matters and documents referred to therein, are accurate in all material respects.

x.	To our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party required to be described in the Prospectus that are not described as required.

xi.	The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

* Note: “Registration Statement” and “Prospectus” will be defined to include documents incorporated by reference therein (“Incorporated Documents”).

Exhibit D

Form of Opinion of Morrison & Foerster LLP

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.	The Distribution Agreement has been duly authorized, executed and delivered by the Company.

3.	The Shares have been duly authorized and, upon delivery to the Agent against payment therefor in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Shares is not subject to preemptive rights.

4.	The Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

5.	The Registration Statement has become effective under the Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act.

6.	The Shares conform in all material respects to the description thereof contained under the heading “Description of Capital Stock” in the Prospectus.

7.	The Registration Statement, as of the effective date thereof, complied as to form in all material respects with the requirements of the Act (except as to the financial statements, supporting schedules, footnotes and other financial and statistical information included therein, as to which we express no opinion).

In addition, we have participated in conferences with your representatives and with representatives of the Company, its counsel and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although (i) we have not independently verified the accuracy, completeness or fairness of such statements and (ii) with your consent, our inquiries with respect to the matters referred to in this paragraph have been limited in scope, because our review of the Company’s corporate records, documents and instruments has been limited to (A) the documents referred to in clauses (i) through (v) of the second paragraph of this letter, (B) the Company’s filings with the Commission that are incorporated by reference into the Registration Statement,(C) the exhibits to the Registration Statement and (D) the minutes of meetings of the Company’s Board of Directors held since             , 200_. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial and statistical information contained in the Registration Statement or Prospectus).

Exhibit E

Form of Subsequent Opinion of Perkins Coie LLP

(i)    The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.

(ii)    The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder, and each of the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any other document. In passing upon the compliance as to form of the Registration Statement and the Prospectus and any other document, we have assumed that the statements made and incorporated by reference therein are correct and complete.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

* Note: “Registration Statement” and “Prospectus” will be defined to include documents incorporated by reference therein (“Incorporated Documents”).